Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(l) promulgated pursuant to the Securities Exchange Act of 1934, as amended, the undersigned agree that the attached Schedule 13G is being filed on behalf of each of the undersigned.

February 13, 2007	TD JAVELIN CAPITAL FUND, L.P.

	BY:	JVP, L.P.
	ITS:	GENERAL PARTNER

	BY:	JVP, INC.
	ITS:	GENERAL PARTNER

	By:	/s/ James L. L. Tullis
James L. L. Tullis
Chief Executive Officer

February 13, 2007	JVP, L.P.

	BY:	JVP, INC.
	ITS:	GENERAL PARTNER

	By:	/s/ James L. L. Tullis
James L. L. Tullis
Chief Executive Officer

February 13, 2007	JVP, INC.

	By:	/s/ James L. L. Tullis
James L. L. Tullis
Chief Executive Officer

February 13, 2007	TD JAVELIN CAPITAL FUND II, L.P.

	BY:	TD II REGIONAL PARTNERS, INC.
	ITS:	GENERAL PARTNER

	By:	/s/ James L. L. Tullis
James L. L. Tullis
Chief Executive Officer

February 13, 2007	TD ORIGEN CAPITAL FUND, L.P.

	BY:	TD II REGIONAL PARTNERS, INC.
	ITS:	GENERAL PARTNER

	By:	/s/ James L. L. Tullis
James L. L. Tullis
Chief Executive Officer

February 13, 2007	TD LIGHTHOUSE CAPITAL FUND, L.P.

	BY:	TD II REGIONAL PARTNERS, INC.
	ITS:	GENERAL PARTNER

	By:	/s/ James L. L. Tullis
James L. L. Tullis
Chief Executive Officer

February 13, 2007	TD II REGIONAL PARTNERS, INC.

	By:	/s/ James L. L. Tullis
James L. L. Tullis
Chief Executive Officer

February 13, 2007		TULLIS-DICKERSON CAPITAL FOCUS II, L.P.

		BY:	TULLIS-DICKERSON PARTNERS II, L.L.C.
		ITS:	GENERAL PARTNER

		By:	/s/ James L. L. Tullis
James L. L. Tullis
Principal

February 13, 2007		TULLIS-DICKERSON PARTNERS II, L.L.C.

		By:	/s/ James L. L. Tullis
James L. L. Tullis
Principal

February 13, 2007	By:	/s/ James L. L. Tullis
JAMES L. L. TULLIS

February 13, 2007	By:	/s/ Joan P. Neuscheler
JOAN P. NEUSCHELER

February 13, 2007	By:	/s/ Thomas P. Dickerson
THOMAS P. DICKERSON

February 13, 2007	By:	/s/ Lyle A. Hohnke
LYLE A. HOHNKE

February 13, 2007	By:	/s/ Timothy M. Buono
TIMOTHY M. BUONO